Exhibit 99.1

Sigma Labs Promotes Jacob Brunsberg to President and Chief Operating Officer

AM Industry Leader to Advance Sigma’s Newly Launched Strategic Initiatives, Scale Company with Software Only Solution, and Accelerate and Expand OEM and Partner Ecosystem

SANTA FE, NM – February 17, 2022 – Sigma Labs, Inc. (NASDAQ: SGLB) (“Sigma Labs”), a leading developer of quality monitoring, analytics and assurance software to the commercial 3D printing industry, has named Jacob Brunsberg to the position of President and Chief Operating Officer. Brunsberg will have responsibility for product direction, strategic relationships, sales, marketing, and engineering. As president, he will report to Mark K. Ruport, Sigma’s CEO.

Brunsberg will oversee several strategic initiatives designed to accelerate the growth and performance of the company, including the transition to a software only offering, initiating and implementing a comprehensive OEM integration program, building strategic partnerships, and implementing a new subscription-based pricing model. Each of these key initiatives is integral to lowering the additive manufacturing (“AM”) industry’s technology adoption barriers and easing entry and expansion for manufacturers and OEM partners.

Jacob Brunsberg stated, “I am humbled and excited to accept the new role and responsibility. I came to Sigma Labs with a passion for industrializing additive manufacturing and am honored to be able to lead and serve a team with this level of talent, potential, and technology. Our mission is to accelerate the adoption of additive manufacturing by setting the standard for in-situ quality monitoring and analytics. With customer success at the forefront, we will practice radical collaboration with the goal of driving costs out of the additive process chain, ensuring reliability and repeatability, and delivering a standardized approach to quality across the entire additive manufacturing landscape.”

Prior to joining Sigma Labs in September 2021 as Senior Vice President responsible for leading the company’s strategic relationships, product management and marketing programs, Brunsberg was a P&L leader for General Electric’s Binder Jet Technology unit with management responsibility for strategy, development, commercialization, and overall business performance. He has a degree in material science from the University of Wisconsin.

According to Mark Ruport, CEO of Sigma Labs, “Jacob has earned the respect of Sigma’s employees, management, board of directors, customers, and partners. His passion for the industry, ability to chart the company’s product direction, communicate our strategy to potential partners, and execute, has increased our confidence in both our strategic direction as well as our decision to elevate Jacob’s role. His promotion to president and COO reflects our confidence in Jacob and gives him full authority in the areas that will move our company forward.”

About Sigma Labs

Sigma Labs Inc. is a leading provider of in-process quality assurance (IPQA™) software to the additive manufacturing industry. Sigma Labs specializes in the development and commercialization of real-time monitoring and analytics solutions known as PrintRite3D® for 3D metal and polymer advanced manufacturing technologies. PrintRite3D detects and classifies defects and anomalies real-time during the manufacturing process, enabling significant cost-savings and production efficiencies. Sigma Labs believes its software product will be a major catalyst for the acceleration and adoption of industrial 3D printing. For more information, please visit www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, market and other conditions, Sigma Labs’ business and financial condition, the extent of the market’s acceptance of PrintRite3D® version 7.0, Sigma Labs’ ability to satisfy its capital needs through increasing its revenue and obtaining additional financing, and the impact of COVID-19, general economic, industry or political conditions in the United States or internationally. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see disclosures contained in Sigma Labs’ public filings with the SEC, including the “Risk Factors” in Sigma Labs’ Annual Report on Form 10-K, and which may be viewed at www.sec.gov.

CONTACT:
Investor Contact:

Chris Tyson
Executive Vice President
MZ Group - MZ North America
949-491-8235
SGLB@mzgroup.us
www.mzgroup.us

Company Contact:
Steven Gersten
Sigma Internal IR
813-334-9745
investors@sigmalabsinc.com